Exhibit 4.43

Supplementary agreement

THIS SUPPLEMENTAL AGREEMENT is made and entered into on June 17, 2024, at Shunde District, Foshan City, Guangdong Province, People’s Republic of China, by and between the parties hereto:

Party A: Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the laws of China, with its unified social credit code of 91440400MA4W6P9G26, and its registered address at 1421 Office, No. 128, Xingsheng 1st Road, Hengqin New District, Zhuhai

Party B:

Party B 1: Foshan Shangtai Education Technology Co., Ltd, a limited liability company legally established and existing under the laws of China, with its unified social credit code is 91440606MA56YR0W26, and its registered address is F5-06, Fifth Floor, BGY Center Building, No. 1, BGY Avenue, BGY Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (residence declaration)

Party B 2: Foshan Renliang Education Technology Co., Ltd, a limited liability company legally established and existing under the laws of China, with its unified social credit code is 91440606MA56YJ5HX8, and its registered address is F5-11, Fifth Floor, BGY Center Building, No. 1, BGY Avenue, BGY Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (residence declaration)

Party B 3: Foshan Meiliang Education Technology Co., Ltd, a limited liability company legally established and existing under the laws of the PRC, with its unified social credit code of 91440606MA56YPTMXP, and its registered address is F5-14, 5th Floor, BGY Center Building, No. 1, BGY Avenue, BGY Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (residence declaration)

Party B 4: Foshan Zhiliang Education Technology Co., Ltd, a limited liability company legally established and existing under the laws of China, with its unified social credit code is 91440606MA56YQMP21, and its registered address is F5-10, Fifth Floor, BGY Center Building, No. 1, BGY Avenue, BGY Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (residence declaration)

Party B 5: Beijing Boteng Education Consulting Co., Ltd., a limited liability company legally established and existing under the laws of China, with its unified social credit code of 91110105MA04B4R54T, and its registered address is 6240, 1-9, 6th Floor, Building 1, No. 2, Hengfu Zhongjie, Fengtai District, Beijing, China.

Party B 6: Foshan Yongliang Education Technology Co., Ltd, a limited liability company legally established and existing under the laws of China, with its unified social credit code of 91440606MA56YQQ54M, and its registered address is F5-13, Fifth Floor, BGY Center Building, No. 1, BGY Avenue, BGY Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (residence declaration)

(Party B 1, Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 collectively referred to as “Party B”)

Party C: Meirong Yang, a Chinese citizen

Wenjie Yang, a Chinese citizen

(Parties A, B and C are hereinafter each referred to as a “Party” and collectively as the “Parties”)

Given:

(1) Party A is a wholly foreign-owned enterprise validly established and legally existing under the laws of China and has the necessary resources to provide technical and consulting services;

(2) Party B are limited liability companies validly established and legally existing under the laws of the PRC, which are engaged in education science and technology, investment and management of education industry, education consulting service, education and cultural exchange planning, and promotion of education projects (hereinafter referred to as “Education Service”);

(3) Party C are shareholders of Party B and hold 100% of the equity interest in Party B in the aggregate;

(4) Party A, BGY Education Investment Management Co., Ltd. (hereinafter referred to as “BGY Education”) and its then subsidiaries, Party C entered into the Exclusive Management Service and Business Cooperation Agreement on January 25, 2017, and Party A, BGY Education, Party C entered into the Exclusive Call Option Agreement and the Equity Pledge Agreement on January 25, 2017 ( the “Exclusive Management Service and Business Cooperation Agreement”, the “Exclusive Call Option Agreement” and the “Equity Pledge Agreement” signed in 2017 are collectively referred to hereinafter as the “Original VIE Agreements”)

(5) Party A, BGY Education, Party B and Party C entered into the Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement on August 13, 2021, agreeing that Party B shall join the Exclusive Management Services and Business Cooperation Agreement and agreeing that from the effective date of the Implementation of the Law for Promoting Private Education on September 1, 2021, BGY Education and its subsidiaries containing compulsory education stage private schools, non-profit institutions, and companies that (intend to) organize non-profit institutions will no longer be bound by the Exclusive Management Service and Business Cooperation Agreement, and at the same time, Party A, Party C and each Party B entered into the Equity Pledge Agreement and the Exclusive Call Option Agreement, respectively, on August 13, 2021 (the “Supplemental Agreement to the Exclusive Management Service and Business Cooperation Agreement”, the “Equity Pledge Agreement” and the “Exclusive Call Option Agreement” entered into in 2021 are collectively referred to as the “New VIE Agreements”).

(6) BGY Education and Party B 3, Party B 4 and Party B 5 entered into the Equity Transfer Framework Agreement on August 13, 2021, pursuant to which BGY Education transferred the companies listed in the Equity Transfer Framework Agreement held by it to Party B 3, Party B 4 and Party B 5, respectively.

Accordingly, the parties have reached the following supplementary agreement by consensus:

1. Exit

It is hereby agreed that after the signing of this Supplemental Agreement, the following subjects shall no longer be bound by the Original VIE Agreements and the New VIE Agreements upon respective closing of the disposal of equity interest of such entities or upon their deregistration:

1.1 Party B 1

1.2 Party B 2

1.3 The following subsidiaries of Party B 4:

1.3.1 Foshan Shunde Beijiao Xingjian Art Training Co., Ltd. and all its subsidiaries

1.3.2 Taishan Lebemeng Education Consulting Co., Ltd.

1.3.3 Wuhan Mierdun Education Technology Co., Ltd. and all its subsidiaries

1.4 The following subsidiaries of Party B 5:

1.4.1 Shanghai Huodai Commercial Information Consulting Co., Ltd. and all its subsidiaries 1.4.2 Chengdu Yinzhe Education and Technology Co., Ltd. and all its subsidiaries

1.4.3 Beijing Huanxue International Travel Limited. and all its subsidiaries

1.4.4 Jiangxi Leti Culture and Tourism Development Co., Ltd. and all its subsidiaries

1.4.5 Qingdao Bright Scholar Chuangjing Education Management Consulting Co., Ltd.

1.4.6 Zhenjiang Bright Scholar Sports Development Co., Ltd.

1.5 The following subsidiaries of Party B 6:

1.5.1 Foshan Shunqian Culture Co., Ltd.

1.5.2 Jurong Shuntai Culture Co., Ltd.

1.5.3 Changsha Kunheng Culture Co., Ltd.

1.5.4 Guangzhou Shunheng Culture Co., Ltd.

1.5.5 Jiangmen Shunkun Culture Co., Ltd.

2. Dispute resolution

The laws of the People’s Republic of China shall apply to this Supplementary agreement. All disputes arising in the course of the performance of the Original VIE Agreements, the New VIE Agreements and this Supplemental Agreement shall be resolved by amicable negotiation between the parties; in the event that such negotiation fails, either party may submit the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the CIETAC arbitration rules then effective, with the place of arbitration in Beijing and the language of arbitration in Chinese, and the arbitral award shall be final and binding on all parties. Except for the portion being submitted to arbitration, the other portions of this Supplemental Agreement II shall remain in effect. The validity of this clause shall not be affected by whether or not this Supplemental Agreement is changed, discharged or terminated.

3. Additional Article

3.1 In case of inconsistency between this Supplemental Agreement and the Original VIE Agreements and the New VIE Agreements, this Supplemental Agreement shall prevail. Anything not agreed in this Supplemental Agreement shall be performed in accordance with the Original VIE Agreements and the New VIE Agreements.

3.2 Each party approves that this Supplemental Agreement shall be enforced to the extent permitted by law. If any provision of this Supplemental Agreement or any part of a provision is held to be illegal, invalid or unenforceable by any competent authority, court or arbitration institution of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the other provisions of this Supplemental Agreement or other parts of such provision, which shall remain in full force and effect, and the parties shall try their best to modify such illegal, invalid or unenforceable provision to achieve the purpose of the original provision.

3.3 This Supplemental Agreement shall enter into effect on the date when it is signed or stamped by all parties in nine copies, one for each of Party A, Party B and Party C, and shall have the same legal effect.

(no text below)

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party A: Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd.

(Seal) Seal of Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 1: Foshan Shangtai Education Technology Co., Ltd.

(Seal) Seal of Foshan Shangtai Education Technology Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 2: Foshan Renliang Education Technology Co., Ltd.

(Seal) Seal of Foshan Renliang Education Technology Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 3: Foshan Meiliang Education Technology Co., Ltd.

(Seal) Seal of Foshan Meiliang Education Technology Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 4: Foshan Zhiliang Education Technology Co., Ltd.

(Seal) Seal of Foshan Zhiliang Education Technology Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 5: Beijing Boteng Education Consulting Co., Ltd.

(Seal) Seal of Beijing Boteng Education Consulting Co., Ltd. Affixed

By:	/s/ Hui Zhang
Name:	Hui Zhang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party B 6: Foshan Yongliang Education Technology Co., Ltd.

(Seal) Seal of Foshan Yongliang Education Technology Co., Ltd. Affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party C:

Meirong Yang

Signature:	/s/ Meirong Yang

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their authorized representatives on the date set forth at the beginning of this agreement.

Party C:

Wenjie Yang

Signature:	/s/ Wenjie Yang

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